Exhibit 10.21
                                 FIRST AMENDMENT
                                     TO THE
                        OMEGA BANK, NATIONAL ASSOCIATION
                              AMENDED AND RESTATED
                          SALARY CONTINUATION AGREEMENT
                               DATED MARCH 1, 2000
                                       FOR
                                  DAVID B. LEE

      THIS AMENDMENT executed on this 23rd day of December 2003, by and between OMEGA BANK, NATIONAL ASSOCIATION, located in Huntingdon, Pennsylvania (the "Bank"), and DAVID B. LEE (the "Officer").

      On March 1, 2000, the Bank and the Officer executed the SALARY CONTINUATION AGREEMENT (the "Agreement").

      The undersigned hereby amends, in part, said Agreement for the purpose of modifying the Normal Retirement Benefit. Therefore,

      Section 2.1.1 of the Agreement shall be deleted in its entirety and replaced by the new Section 2.1.1 as follows:

      2.1.1 Amount of Benefit. The annual benefit under this Section 2.1 is seventy-five percent (75%) of the Officer's Average Annual Compensation for the previous five (5) full calendar years ending December 31, 2003, reduced by the following amounts:

            (a) Social Security. 50 percent of the estimated annual primary Social Security benefit to be paid at age 66; and

            (b) 401(k) Plan. 100 percent of the estimated 15-year annuity that could be purchased with the Bank's contributions to the 401(k) Plan. These would include any rollover (distribution) from the defined benefit plan, contribution matches and any other contribution. The annuity is to be calculated using an annual interest rate equal to the 10-year Treasury Note rate plus 150 basis points, compounded monthly.

      Section 2.1.2 of the Agreement shall be deleted in its entirety and replaced by the new Section 2.1.2 as follows:

      2.1.2 Payment of Benefit. The Bank shall pay the annual benefit to the Officer in 12 equal monthly installments payable on the first day of each month commencing on January 1, 2004. The annual benefit shall be paid to the Officer for 15 years. The Bank, in its sole and absolute discretion, may make a lump sum payment of this benefit at any time, calculating the present value of said benefit using a discount rate equal to the 10-Year U. S. Treasury Note rate plus 150 basis points and monthly compounding.

IN WITNESS OF THE ABOVE, the Officer and the Bank have agreed to this First Amendment.

OFFICER:                           BANK:

                                          OMEGA BANK, NATIONAL ASSOCIATION

/s/ David B. Lee                          By   /s/Robert A. Szeyller
DAVID B. LEE
                                          Its  Chairman, Compensation Committee_